Lease between
           South San Jose Interests, a California Limited Partnership
                                      and
                 Ahead Technology, Inc., a Delaware Corporation

Section                                                                Page No.
-------                                                                --------
Parties ...............................................................    3
Premises ..............................................................    3
Use ...................................................................    3
Term and Rental .......................................................    3
Security Deposit ......................................................    4
Late Charges ..........................................................    4
Construction and Possession ...........................................    5
Acceptance of Possession and Covenants to Surrender ...................    5
Uses Prohibited .......................................................    6
Alterations and Additions .............................................    6
Maintenance of Premises ...............................................    7
Hazard Insurance ......................................................    8
  Tenant's Use ........................................................    8
  Landlord's Insurance ................................................    8
  Tenant's Insurance ..................................................    8
  Waiver ..............................................................    8
Taxes .................................................................    9
Utilities .............................................................    9
Abandonment ...........................................................    9
Free From Liens .......................................................    9
Compliance With Governmental Regulations ..............................   10
Toxic Waste and Environmental Damage ..................................   10
  Tenant's Responsibility .............................................   10
  Tenant's Indemnity Regarding Hazardous Materials ....................   10
  Landlord's Indemnity Regarding Hazardous Materials ..................   11
  Actual Release by Tenant ............................................   11
  Environmental Monitoring ............................................   12
Indemnity .............................................................   12
Advertisements and Signs ..............................................   13
Attorney's Fees .......................................................   13
Tenant's Default ......................................................   13
  Remedies ............................................................   14
  Right to Re-enter ...................................................   15
  Abandonment .........................................................   15
  No Termination ......................................................   15
Surrender of Lease ....................................................   15
Habitual Default ......................................................   16
Landlord's Default ....................................................   16
Notices ...............................................................   16

Section                                                                Page No.
-------                                                                --------
Entry by Landlord ....................................................   16
Destruction of Premises ..............................................   17
  Destruction by an Insured Casualty .................................   17
  Destruction by an Uninsured Casualty ...............................   18
Assignment or Sublease ...............................................   18
  Consent by Landlord ................................................   18
  Assignment or Subletting Consideration .............................   19
  No Release .........................................................   19
  Effect of Default ..................................................   19
Condemnation .........................................................   20
Effects of Conveyance ................................................   20
Subordination ........................................................   21
Waiver ...............................................................   21
Holding Over .........................................................   22
Successors and Assigns ...............................................   22
Estoppel Certificates ................................................   22
Option to Extend the Lease Term ......................................   22
  Grant and Exercise of Option .......................................   22
  Determination of Fair Market Rental ................................   23
  Resolution of a Disagreement over the Fair Market Rental ...........   24
Options ..............................................................   24
Quiet Enjoyment ......................................................   24
Brokers ..............................................................   25
Landlord's Liability .................................................   25
Authority of Parties .................................................   25
Transportation Demand Management Programs ............................   25
Dispute Resolution ...................................................   25
Lease Guaranty .......................................................   26
Miscellaneous Provisions .............................................   26
  Rent ...............................................................   26
  Performance by Landlord ............................................   26
  Interest ...........................................................   26
  Rights and Remedies ................................................   26
  Survival of Indemnities ............................................   26
  Severability .......................................................   26
  Choice of Law ......................................................   26
  Time ...............................................................   26
  Entire Agreement ...................................................   26
  Representations ....................................................   27
  Headings ...........................................................   27
  Exhibits ...........................................................   27
Exhibit "A" - Premises ...............................................   28
Exhibit "B" - Tenant Improvements ....................................   29
Exhibit "C" - Lease Guaranty .........................................   30
Exhibit "D" - Permitted Chemicals ....................................   35

                                    Page ii

     1. PARTIES: THIS LEASE, is entered into on this ____ day of July, 1995, between South San Jose Interests, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and Ahead Technology, Inc., a Delaware Corporation, whose address is 6410 Via Del Oro, San Jose, California, 95119, hereinafter called respectively Landlord and Tenant.

     2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

That certain real property identified as APN 706-09-051, commonly known and designated as 6410 Via Del Oro, consisting of 32,000 rentable square feet ("Building"), and the adjacent lot identified as APN 706-09-050, as outlined in red on Exhibit "A".

     3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of
Landlord: Office, research and development, marketing, light manufacturing, storage and other incidental uses. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

     4. TERM AND RENTAL: The term ("Lease Term") shall be for sixty (60) months, commencing, as adjusted pursuant to paragraph 7, on the 1st day of September, 1995 ("Commencement Date"), and ending on the 31st day of August, 2000, ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises the following amounts:

            Months 01-10           $13,200.00 per month
            Months 11-30           $17,600.00 per month
            Months 31-60           $20,160.00 per month

Base Monthly Rent shall be due on or before the first day of each calendar month during Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful monthy of the United States of America, without offset or deduction, and shall be paid to Landlord at the address specified in paragraph 1 of this Lease or at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Thirteen Thousand Two Hundred Dollars ($13,200.00) as prepaid rent for the first month of the Lease.

     5. SECURITY DEPOSIT: Concurrently with Tenant's execution of this Lease, Tenant has deposited with Landlord the sum of Twenty Thousand and No/100 Dollars ($20,000.00) as a security deposit. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use all or any part of said deposit for the payment of Base Monthly Rent or other charges in default or the payment of any other payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Landlord such other sums as shall be necessary to reimburse Landlord for any sums paid by Landlord. If Tenant shall default more than four (4) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the security deposit shall, within ten (10) days after demand by Landlord be increased by Tenant to an amount equal to two (2) times the aforesaid amount.

     Said deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this paragraph, together with Landlord's written notice itemizing the amounts and purposes for such retention. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

     6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which late charge shall be due and payable on the same date that the overdue amount in question was due. Landlord agrees to waive said late charge in the event all amounts set forth in any notice served upon Tenant by Landlord to pay rent or quit, or any delinquent rent due in connection with the overdue amount are paid in full within five business (5) days after Landlord's written notice to Tenant of non-payment or within five business (5) days after Landlord's service upon Tenant of such notice to quit or pay rent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge has not been waived hereunder for three (3) consecutive installments of Base Monthly Rent, then subject to written notice from Landlord within sixty (60) days following the occurrence, rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

     7. CONSTRUCTION AND POSSESSION: As a material part of this Lease, Tenant agrees to make improvements to the interior of the Premises ("Tenant Improvements") as generally shown on the preliminary space plan, attached as Exhibit "B". The Tenant Improvements shall be constructed in accordance with all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Tenant shall be responsible and pay all costs associated with the construction of the Tenant Improvements with the exception of costs necessary to bring the Premises, in their current condition, (i) into compliance with all required existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances, including, but not limited to, ADA and Title 24; and (ii) into good working order and repair, including HVAC, plumbing and electrical systems and the parking lot, roof membrane and landscaping. The aforementioned costs (i) and (ii) shall be borne by Landlord.

Landlord shall have the right to approve Tenant's selection of the architect and contractors associated with design and construction of Tenant Improvements, which approval shall not be unreasonably withheld.

If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant by the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event the Commencement Date and Expiration Date of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession. Notwithstanding the foregoing, if Landlord cannot deliver possession of the said Premises to Tenant on or before October 1, 1995, Tenant, upon written notice to Landlord, shall be entitled to terminate this Lease without further liability to Landlord or Tenant. The delay in the commencement of rent and/or the termination of the Lease provided herein shall be the sole and exclusive remedy of Tenant with respect by the failure by Landlord to deliver possession of the Premises.

     8. ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER: On the Commencement Date, Tenant shall accept the Premises as being in good and sanitary order, condition and repair and accepts the Premises and the other improvements in their present condition. Tenant further agrees on Expiration Date, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted.
"Good condition" shall mean that the interior walls, floors, suspended ceilings, and carpeting within the Premises will be cleaned to the same condition as existed at the commencement of the Lease, normal wear and tear excepted. Tenant agrees, at its sole cost, to remove all of Tenant's phone and data cabling from the suspended ceiling and repair or replace broken ceiling tiles, and relevel the ceiling if required. Tenant on or before the Expiration Date or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property and fixtures not so removed shall be deemed to be abandoned by Tenant. If Landlord shall so desire and has notified Tenant pursuant to Lease paragraph 10 below, then Tenant shall remove such Alterations as Landlord may require and shall repair and restore said Premises or such part or parts thereof before the Expiration Date at Tenant's sole cost and expense. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to extent such compliance is necessitated by the repair and restoration work. If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this paragraph, Tenant shall indemnify, defend, and hold harmless Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

     9. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises causing damage to the structure of the Premises, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which approval may be withheld in its sole discretion.

     10. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the said Premises ("Alterations") other than the Tenant Improvements, or any part thereof, without (i) the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, and (ii) delivering to Landlord the proposed architectural and structural plans for all such Alterations. Landlord shall indicate to Tenant in writing within ten (10) business days following receipt of Tenant's request, whether or not Landlord will require Tenant to remove such Alteration at the Expiration Date. After having obtained Landlord's consent, Tenant agrees that it shall not proceed to make such Alterations until (i) Tenant has obtained all required governmental approvals and permits, and (ii) Tenant has provided Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant further agrees to provide Landlord (i) written notice of the anticipated start date and actual start date of the work, and (ii) a complete set of half-size (15" X 21") vellum as-built drawings. All Alterations shall be constructed in compliance with applicable buildings codes and laws. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord, but shall nevertheless be subject to removal by Tenant as provided in paragraph 8 above. Alterations which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at Tenant's sole cost and expense.

     11. MAINTENANCE OF PREMISES: Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior load bearing walls and roof structure of the Building. Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, roof membrane, glazing, sidewalks, parking areas, telephone, plumbing, electrical and air conditioning and heating equipment ("HVAC") systems, and all the Tenant Improvements in good and sanitary order, condition, and repair. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed HVAC contractor which contract shall provide for quarterly maintenance of all HVAC equipment at the Premises. Tenant shall pay the cost of all HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements.

Tenant shall also be responsible, at its sole cost and expense for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six (6) months, with the first inspection due the 6th month after the Commencement Date, and
(ii) Tenant performs, at Tenant's sole cost, all reasonable preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. Tenant agrees, at its expense, to water, maintain and replace, when reasonably necessary, any shubbery and landscaping.

Notwithstanding the foregoing, in the event Tenant's maintenance or repair obligations hereunder would require Tenant to pay for a capital repair or replacement costing in excess of Five Thousand and No/100 Dollars ($5,000.00), Tenant shall only be required to pay (i) the initial $5,000.00; and (ii) that portion of the cost over the initial $5,000.00 equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of years remaining in the Lease Term, the denominator of which is the useful life (in years) of the replacement.

     12. HAZARD INSURANCE:

          A. Tenant's Use: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased without Landlord's prior written approval; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums (unless prior approval is obtained from Landlord) or a cancellation of any insurance policy covering said Premises, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may cause an increase in premiums or cancellation of any insurance policy covering said Premises, without Landlord's prior written approval. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Premises and appurtenances.

          B. Landlord's Insurance: Landlord agrees to purchase and keep in force fire, extended coverage, owner's liability, and 12 month rental loss insurance. The amount of the said insurance shall not exceed the replacement cost of the Building (not including any Tenant Improvements or Alterations paid for by Tenant) as determined by Landlord's insurance company's appraisers. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance, to the extent said cost applies to insurance provided during the Lease Term, as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease.

          C. Tenant's Insurance: Tenant, at its sole cost, agrees to insure its personal property, Tenant Improvements paid for by Tenant, and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with combined limits for bodily injury and property damage of not less than $1,000,000.00 per occurrence and a general aggregate limit of not less than $5,000,000.00. Tenant shall name Landlord and Landlord's lender as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

          D. Waiver: Landlord and Tenant hereby waive any and all rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease), as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

     13. TAXES: Tenant shall be liable for, and shall pay prior to delinquency, all taxes and assessments levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale or transfer of the Premises, as they appear on the City and County tax bills during the Lease Term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a subsutitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax and Tenant shall pay such increase as additional rent hereunder. If by virtue of any application or proceeding brought by or on behalf of Landlord, there results a reduction in the assessed value of the Building during the Lease Term, Tenant agrees to reimburse Landlord its reasonable out of pocket costs incurred by Landlord in connection with such application or proceeding.

     14. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the Base Monthly Rent so long as any failure to provide and furnish the utilities to the Premises is due to a cause beyond the Landlord's reasonable control.

     15. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Lease Term; and if Tenant shall abandon or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

     16. FREE FROM LIENS: Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge, stay or bond any such lien within thirty (30) days after receiving notice of the filing, Landlord shall be entitled to discharge such lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

     17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord by a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

     18.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

          A. Tenant's Responsibility: Without the prior written consent of Landlord, Tenant shall not bring, use, or permit upon the Premises (other than those which shall be allowed in reasonable necessary quantities to conduct Tenant's business as described on Exhibit "D"), or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections,
     (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises, (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, emitting or disposing of Hazardous Materials, and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

          B. Tenant's Indemnity Regarding Hazardous Materials: Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials. Tenant's indemnification and hold harmless obligations include, without limitation,
     (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims.

          C. Landlord's Indemnity Regarding Hazardous Materials: Landlord shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which are present or which come to be present on the Premises except to the extent the presence of such Hazardous Materials is caused by Tenant or by Tenant's failure to prevent a third party from dumping Hazardous Materials through the surface of the Premises. Landlord's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such contamination.

          The forgoing indemnity by Landlord to Tenant shall not apply to any mortgagee or its assignee which takes title to the Premises pursuant to a deed in lieu of foreclosure, foreclosure or otherwise.

          D. Actual Release by Tenant: Tenant agrees to notify Landlord of any lawsuits which relate to, or orders which relate to the remedying of, the actual release of Hazardous Materials on or into the soils or groundwater at or under the Premises. Tenant shall also provide to Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which of failure to comply with, poses a foreseeable and material risk of contamination of the groundwater or injury to humans (other than injury solely to Tenant, its agents and employees within the Improvements on the Property).

          In the event of any release on or into the Premises or into the soil or groundwater under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost and expense, with all laws, regulations, ordinances and orders of and federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure section 736(b) as a result of such release and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under paragraph 20.B of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord as provided in paragraph 20.B of this Lease. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

          In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Paragraph concerning the Level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of paragraph 44 of this Lease.

          E. Environmental Monitoring: Landlord and its agents shall have the right, at Landlord's sole cost and expense, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this paragraph 18. Landlord shall give Tenant no less than five (5) days advance written notice of the proposed time for environmental monitoring and shall provide reasonable opportunity for Tenant to observe the monitoring and take splits of any samples taken by Landlord. Such monitoring shall be done in a time and manner minimizing any interference with Tenant's beneficial use of the Premises. If Landlord discovers that Tenant is not in compliance with the terms of this paragraph 18, any such costs incurred by Landlord, including attorneys' and consultants' fees shall be due and payable by Tenant to Landlord within five days following Landlord's written demand therefore.

     19. INDEMNITY: As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises and/or Building by Tenant, its employees, contractors, agents and invitees or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided, except to the extent due to the active negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, its employees, contractors, agents and invitees, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

Notwithstanding anything to the contrary in the Lease, (i) Tenant shall neither release Landlord from, nor indemnify Landlord with respect to the negligence or willful misconduct of Landlord, or its agents, employees, contractors or invitees, and (ii) Landlord shall indemnify and hold harmless Tenant from all damages, liabilities, judgments, actions, attorneys' fees, consultants' fees, cost and expenses arising from the negligence or willful misconduct of Landlord and its employees, agents, contractors or invitees.

     20. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the Premises shall be removed by Tenant, at its expense, prior to the Expiration Date or promptly following the earlier termination of the lease and Tenant shall repair, at its sole cost and expense, any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

     21. ATTORNEY'S FEES: In case a suit or alternative form of dispute resolution should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. In addition, the prevailing party shall be entitled to recover all costs and costs and expenses including reasonable attorney's fees incurred by the prevailing party in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is intended to be severable from all other provisions of this Lease.

     22. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay any rent under this Lease, where such failure continues after applicable notice and cure periods; b) The abandonment of the Premises by Tenant; (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged, stayed or bonded against within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161. Any notice given by Landlord to Tenant pursuant to California Code of Civil Procedure Section 1161 with respect to any failure by Tenant to pay rent under this Lease on or before the date the rent is due shall provide Tenant with a period of no less than ten (10) days to pay such rent or quit.

          A. Remedies: In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds that amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" is to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

          B. Right to Re-enter: In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.

          C. Abandonment: In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 22.B above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 22.A above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied; first, to the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Base Monthly Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have no obligation to relet the Premises following a default if Landlord has other available space within the Building. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          D. No Termination: No re-entry or taking possession of the Premises by Landlord pursuant to 22.B or 2.2C of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     23. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

     24. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in paragraph 22, the parties hereto agree that if the Tenant shall have defaulted in the performance of any (but not necessarily the same) term or condition of this Lease for three or more times during any twelve month period during the Lease Term hereof, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by the Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by the Tenant under the Lease, which work a hardship upon the Landlord, and deprive the Landlord of the timely performance by the Tenant hereunder.

     25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days or such other reasonable opportunity to cure or to commence to cure such failure prior to any claim for breach or for damages resulting from such failure. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide such Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third party beneficiary hereof. Tenant shall not make any prepayment of rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.

     26. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior to notice to the notifying party.

     27. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times and with reasonable notice, subject to any security regulations of Tenant for the purposes of (i) inspecting the same, (ii) maintaining the Premises, (iii) making repairs, alterations or additions to the Premises which Landlord is otherwise entitled to make under this Lease, or (iv) performing any obligations of the Landlord under the Lease including remediation of hazardous materials if determined to be the responsibility of Landlord, without any abatement or reduction of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; except to the extent that Landlord's occupancy on the Premises materially affects Tenant's orderly, reasonable use of the Premises, then Tenant shall be entitled to a proportionate reduction of Base Monthly Rent, such proportionate reduction to be based upon the extent to which Landlord's entry and presence shall interfere with the business carried on by Tenant in the Premises, in the reasonable judgment of Landlord and Tenant. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

Notwithstanding the foregoing, Landlord (i) shall not enter the Premises without first giving twenty-four (24) hours notice to Tenant of such entry except in the case of emergency, (ii) shall be accompanied by an employee of Tenant at all times while in the Premises, (iii) shall comply with Tenant's security procedures applicable to the Premises, and (iv) shall not unreasonably interfere with Tenant's use of the Premises.

     28. DESTRUCTION OF PREMISES:

          A. Destruction by an Insured Casualty: In the event of a partial destruction of the Premises by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction during the Lease Term from any cause, Landlord shall forthwith repair the same to substantially the same condition as immediately before the casualty, to the extent of such proceeds, provided such repairs can be made within one hundred eighty (180) days from the date of casualty, and such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises, in the reasonable judgment of Landlord and Tenant. For purposes of this paragraph "partial destruction" shall mean destruction of no greater than one-third (1/3) of the replacement cost of the Premises, including the replacement cost of the Tenant Improvements paid for by Landlord. In the event the Premises (i) are more than partially destroyed, or (ii) the repairs cannot be made in 180 days form the date of casualty, Landlord or Tenant may elect to terminate this Lease by providing written notice to the other within thirty (30) days of the casualty. Landlord shall not be required to restore Alterations or replace Tenant's fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statute are waived by Tenant and the provisions of this paragraph 28 shall govern in the case of such destruction.

          B. Destruction by an Uninsured Casualty: In the event of a total or partial destruction of the Premises by a casualty for which Landlord has not, through no fault of Landlord, received insurance proceeds sufficient to repair the damage or destruction during the Lease Term, the Lease shall automatically terminate unless (i) Landlord elects to rebuild and provides written notification to Tenant of such election within thirty (30) days of the destruction, and (ii) the damage can be repaired within one hundred eighty (180) days from the date of destruction. In the event Landlord elects to rebuild, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises, in the reasonable judgment of Landlord and Tenant.

     29. ASSIGNMENT OF SUBLEASE:

          A. Consent by Landlord: In the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part therof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. The notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of the foregoing agreement, statements and additional information within which to notify Tenant in writing that Landlord elects (i) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (ii) to refuse consent. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (i) above. If Landlord exercises its option to terminate this Lease in part in the event Tenant desires to sublet or assign part of the Premises, then (i) this Lease shall end and expire, with respect to such part of the Premises, on the date upon which the proposed sublease was to commence, and (ii) from and after such date, the Base Monthly Rent and Tenant's allocable share of all other costs and charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises. If Landlord does not exercise its option to terminate this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under the Lease; (ii) the proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease, and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease shall be in form reasonably satisfactory to Landlord; (iv) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and (v) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to, and approval by Landlord, which approval shall not be unreasonably withheld. In the event all or any one of the foregoing conditions are not satisfied, Landlord may, in its sole discretion, withhold its consent to the proposed assignment of sublease.

          B. Assignment or Subletting Consideration: Any rent or other economic consideration realized by Tenant under any such sublease and assignment in excess of the rent payable hereunder, after the net unamortized cost of the Tenant Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

          C. No Release: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any license, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

          D. Effect of Default: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that

Tenant may collect such rents unless a default occurs as described in paragraph 22 and 24 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence; at the election of Landlord, such assignment or sublease shall survive the termination of this Lease and, upon such election, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee, or any acts or omissions of Tenant, its agents, employees, contractors or invitees.

     30. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the day before title shall vest in the condemnor or purchaser ("Vesting Date"), and the Base Monthly Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease Term only such portion of such Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate on the Vesting Date. If as a result of any taking or sale in lieu thereof, the Premises are no longer reasonably suitable for Tenant's intended use, Tenant, upon written notice to Landlord, shall be entitled to terminate this Lease within thirty (30) days of the date that notice of such condemnation is received by Tenant. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statute are waived by Tenant and the provisions of this Paragraph 30 shall govern in the case of such destruction.

Notwithstanding the foregoing, Tenant shall be entitled to receive by a separate award condemnation proceeds, the value of the condemned improvements which Tenant has a right to remove from the Premises and Tenant's moving costs.

     31. EFFECTS OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the Premises so that, in the event of any sale or other conveyance of the Premises, or in the event of a master lease of the Premises, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the "Landlord" hereunder to be performed thereafter, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder to be performed thereafter. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon such transferor shall be discharged from any further liability in reference thereto. Notwithstanding the foregoing, this provision shall not apply to environmental liabilities arising during the time of ownership of any party acting as Landlord.

     32. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute and deliver any documents which may be required to effectuate such subordination. Notwithstanding such subordination but subject to the terms and provisions of this Lease, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect Tenant's rights hereunder.

     Landlord shall cause the existing lender, Principal Mutual Life Insurance Company, to furnish to Tenant, within thirty (30) days of the date of both parties' execution of this Lease, with a written agreement providing for (i) recognition by the lender of all of the terms and conditions of this Lease; and
(ii) continuation of this lease upon foreclosure of existing lender's security interest in the Premises. In the event that Landlord is unable to provide such agreement, Tenant's sole remedy shall be termination of the Lease, which election shall be made within fourteen (14) days following the expiration of such 30-day period.

     33. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed to be other than payment on account of the amount due. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date (only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises). Landlord's consent to or approval of any act by Tenant which require Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     34. HOLDING OVER: Any holding over after the termination or Expiration Date, shall be construed to be a tenancy from month to month, terminable on thirty (30) days written notice from either party, and Tenant shall pay Base Monthly Rent to Landlord at a rate equal to the greater of (i) one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date or (ii) one hundred fifty percent (150%) of the Fair Market Rental (as defined in paragraph 37) plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) founded on or resulting from Tenant's failure to timely surrender the Premises to Landlord and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

     35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions of paragraph 29, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

     36. ESTOPPEL CERTIFICATES: Tenant shall at any time during the Lease Term, within ten (10) days following written notice from Landlord, execute and deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which the rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed; and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are not uncured defaults in Landlord's performance. Tenant also agrees to provide the most current three (3) years of audited financial statements within five (5) days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders.

     37. OPTION TO EXTEND THE LEASE TERM:

          A. Grant and Exercise of Option: Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, two (2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"), each Option Term shall be for a period of thirty-six (36) months. Each such Option shall be exercised, if at all, by written notice to Landlord no earlier than the date that is fifteen (15) months prior to the Expiration Date (which as used in this Paragraph 37.A in connection with the second Option, shall mean the date of Expiration of the first

Option Term), but no later than the date that is nine (9) months prior to the Expiration Date. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that the Base Monthly Rent to be paid by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, or (ii) 95% of the then Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for new leases of space comparable in age and quality to the Premises in the locality of the Building that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term based upon the current use and other potential uses of the Premises. Fair Market Rental shall further take into account (i) that Tenant is in occupancy of the Premises and making functional use of the space in its then existing condition, and (ii) that no brokerage commission is payable.

          B. Determination of Fair Market Rental: If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is twelve (12) months prior to the Expiration Date. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option Term, Tenant shall, within (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or (ii) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 37.C below. If Tenant does not send to Landlord a notice as provided herein, Landlord's determination of the Fair Market Rental shall be the basis for determining the Base Monthly Rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in paragraph 37.C below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay as Base Monthly Rent to Landlord the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to paragraph 37.C below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37.C below within 30 days after the determination. If the Fair Market Rental as finally determined in paragraph 37.C below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37.C below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

          C. Resolution of a Disagreement over the Fair Market Rental: Any disagreement regarding the Fair Market Rental shall be resolved as follows:

               1. Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

               2. If within the thirty (30) day period referred to in (1) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (1) above.

               3. If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

               4. All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

     38. OPTIONS: All Options provided Tenant in this Lease are personal and granted to Tenant and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

     39. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease and except as otherwise provided in this Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extentions thereof.

     40. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than CPS Commercial Property Services and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

     41. LANDLORD'S LIABILITY: If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment for any item other than Landlord's Indemnity Obligation shall be satisfied only out of the greater of (i) Landlord's interest in the Premises including the improvements and real property, or (ii) Four Hundred Thousand Dollars ($400,000.00). Neither Landlord or any of its partners, officers, directors, agents, trustees, shareholders or employees shall be liable personally for any deficiency. Further, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

     42. AUTHORITY OF PARTIES: Tenant represents and warrants that it is duly formed and in good standing and is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease.

     43. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant hereby agrees that the cost of TDM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be included as Tenant Improvement Costs and any ongoing costs or expenses associated with a TDM program, such as an on-site TDM coordinator, which are required for the Premises and not provided by Tenant shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant.

     44. DISPUTE RESOLUTION: Except for the failure by Tenant to timely pay Base Monthly Rent, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this Lease through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.

     45. LEASE GUARANTY: A material provision of the Lease and a material inducement of Landlord to enter into this Lease is the guaranty of this Lease by Precision Echo, Inc., a Delaware Corporation, ("Guarantor") which is attached hereto as Exhibit "C" and made a part thereof.

     46. MISCELLANEOUS PROVISIONS:

          A. Rent: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed to be rent.

          B. Performance by Landlord: If Tenant fails to perform any obligation required under this Lease or by laws or governmental regulation, Landlord in its sole discretion may, without notice and without releasing Tenant from its obligations hereunder or waiving any rights or remedies, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance including interest as provided in paragraph 46.D below within 10 days following Landlord's written notice for payment.

          C. Interest: All rent due hereunder, if not paid when due, shall bear interest at the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.

          D. Rights and Remedies: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

          E. Survival of Indemnities: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

          F. Severability: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

          G. Choice of Law: This Lease shall be governed by and construed in accordance with California law. Venue shall be Santa Clara County.

          H. Time: Time is of the essence hereunder.

          I. Entire Agreement: This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

          J. Representations: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

          K. Headings: The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

          L. Exhibits: All exhibits referred to are attached to this Lease and incorporated by reference.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.


Landlord: South San Jose Interests,             Tenant: Ahead Technology, Inc.
a California Limited Partnership                a Delaware Corporation




By:________________________________          By:________________________________


Its:_______________________________          Its:_______________________________

                            EXHIBIT "A" - Premises

                       EXHIBIT "B" - Tenant Improvements

                          EXHIBIT "C" - Lease Guaranty

This Guaranty of Lease ("Guaranty") is made as of the ___________ day of July by Precision Echo, Inc., a Delaware Corporation ("Guarantor") in favor of Landlord, and recites as follows:

WHEREAS, as an inducement for Landlord to enter into the Lease, Guarantor desires to guarantee the full performance of all obligations of Tenant under the Lease upon the terms set forth below.

NOW THEREFORE, in consideration of the execution of the Lease by Landlord, Guarantor unconditionally guarantee and agree as follows:

     1. Guaranty. Guarantor, continually, directly and unconditionally hereby guarantee the full performance by Tenant of each and every term, covenant, condition and obligation of the Lease to be performed by Tenant (the foregoing obligations are hereinafter sometimes collectively referred to as the "Guaranteed Obligations"). The Guaranteed Obligations shall include, without limitation, the payment of Base Rent, Additional Rent and all other sums becoming due under the Lease and the compliance with all the provisions of the Lease which relate to Hazardous Materials.

     2. Continuing Guaranty. This Guaranty is a continuing one and shall terminate only upon the full and complete performance by Tenant of all of the Guaranteed Obligations. Guarantor's liability under this Guaranty with respect to the full and unconditional performance of the Guaranteed Obligations shall continue following the termination of the Lease Term to the extent any of the Guaranteed Obligations have not otherwise been performed. Guarantor may not revoke the continuing nature of this Guaranty. In the event that Landlord should seek to enforce any of its rights provided in this Guaranty, and demand payment or performance from Guarantor, such demand and compliance thereto shall not release, extinguish, exonerate or, in any way, affect or diminish Guarantor's continuing obligations hereunder.

     3. Lease Modifications. This Guaranty shall continue in full force and effect as to any and all renewals, modifications, amendments or extensions of the Lease, whether or not Guarantor shall have received any notice of or consented to such renewals, modifications, amendments or extensions. No renewal, modification, amendment or extension of the Lease shall in any manner release, discharge or diminish the obligations of Guarantor hereunder. This paragraph modifies the provision of California Civil Code Section 2819.

     4. Assignment by Landlord. Landlord may, without notice, assign, transfer, hypothecate, encumber or otherwise dispose of, in whole or in part, any of Landlord's rights, claims or interests in the Lease, the Premises or this Guaranty. No assignment, hypothecation, encumbrance, disposition or other transfer of the Lease, the Premises or this Guaranty shall operate to extinguish or diminish in any way, the obligations of Guarantor hereunder.

     5. Assignment by Tenant. This Guaranty shall continue and remain unconditionally unaffected by an assignment of the Lease by Tenant, any sublet by Tenant of the Premises, or any change in the entity comprising Tenant. Upon any assignment of the Lease or any sublet, the Guarantor shall continue to remain liable and obligated for the full performance by Tenant's successor of the Guaranteed Obligations. "Tenant" as used in this Guaranty shall include all successors and assigns of Tenant.

     6. Addition or Release of Security. This Guaranty shall remain in full force and effect notwithstanding the receipt by Landlord of any additional security, whether from Guarantor, Tenant or a third party, securing the performance of the Guaranteed Obligations. The release by Landlord of any security held for the performance of any of the Guaranteed Obligations shall not release, extinguish or, in any way, affect or diminish the obligations of Guarantor hereunder.

     7. Losses Due to Lease Default. Landlord may terminate the Lease upon default by Tenant of any term, covenant or condition of the Lease. Such termination, however shall not extinguish, release or, in any way, affect or diminish the obligations of Guarantor hereunder. In no event shall Landlord be obligated to lease the Premises to Guarantor after such termination. Upon termination of the Lease, as a result of Tenant's default thereunder, this Guaranty shall extend to the payment to Landlord of all damages payable by Tenant.

Landlord shall permit Guarantor to use the Premises during the Lease Term, provided (i) Tenant has abandoned the Premises and is in default under the Lease, (ii) Guarantor has cured Tenant's default, (iii) Guarantor abides by all the terms and conditions of the Lease, and (iv) such use by Guarantor is does not conflict with the Tenant's rights under the Lease.

     8. Actions of Landlord. This Guaranty shall not be released, extinguished, modified or, in any way, affected or diminished by failure, on the part of Landlord, to enforce any or all of the rights or remedies of Landlord under the Lease, or by Landlord's grant of any indulgences or extensions of time to Tenant of the performance of any of the Guaranteed Obligations. This Guaranty shall remain in full force and effect notwithstanding the failure of Landlord to insist, in any one or more instances, upon a strict performance or observance of the Guaranteed Obligations or upon the exercise of any of Landlord's rights under the Lease. Receipt by Landlord of Base Rent or other performance from Tenant, after breach by Tenant, with knowledge of such breach, shall not be deemed a waiver of such breach. Any reference herein to any liability of Tenant shall, at the same time, refer to obligations of Guarantor hereunder.

     9. Ability to Proceed Directly Against Guarantor. Landlord may, at Landlord's option, proceed immediately and directly against Guarantor, jointly or severally, in order to enforce the performance of the Guaranteed Obligations under the Lease. Landlord shall not be required, in order to enforce its rights hereunder upon the default of Tenant, to first institute suit, proceedings, or otherwise exhaust its legal remedies against Tenant. With respect to defaults by Tenant for which

Landlord elects to proceed against Guarantor, Landlord shall provide Guarantor with written notice of such default prior to proceeding against Guarantor hereunder.

     10. Guarantor's Additional Covenants. Until all of the Guaranteed obligations are fully performed and observed, Guarantor covenant that they: (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; (ii) shall have no right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; and (iii) shall subordinate any liability or indebtedness of Tenant, now or hereafter held by Guarantor, to the obligations of Tenant to Landlord under the Lease, during the period that Tenant is in default under the Lease.

     11. Guarantor's Waivers. Guarantor hereby waive: (i) all statues of limitations as a defense to any action brought against any or all Guarantor, by Landlord, to enforce this Guaranty with respect to Tenant's obligations to pay Base Rent, Additional Rent and other sums becoming due under the Lease to the fullest extent permitted by law; (ii) all defenses based upon any legal disability of Tenant or any discharge or limitation of liability of Tenant, to Landlord, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding or from any other cause; and (iii) all rights to be exonerated hereunder pursuant to the provisions of California Civil Code Section 2819 and/or 2845 and/or 2850 and pursuant to any other statute or rule of law of similar import.

     12. Status of Tenant. Guarantor represent and warrant that as of the date of execution and delivery of this Lease Guaranty, (i) Tenant is under no disability in connection with the execution and delivery of the Lease and (ii) there are no defenses to Tenant's full performance and payment of the obligations required by the Lease.

     13. Guarantor Remain Liable to Landlord. Tenant, or any persons or entities comprising Tenant, may be released from Tenant's obligations under the Lease, with notice to Guarantor and Guarantor's consent, which consent shall be deemed given unless Guarantor objects within ten (10) business days of receipt of notice, and Guarantor shall nevertheless remain liable to Landlord under this Guaranty.

     14. Enforcement of Guaranty Upon Default. The enforcement of this Guaranty upon the default of Tenant shall not constitute an assignment to Guarantor, by Landlord, of any rights or claims which Landlord may have against Tenant. the provisions of paragraph 10 above notwithstanding, provided Tenant's default has been cured by Guarantor and Guarantor continues to perform its obligations to Landlord under this Lease Guaranty, Landlord shall not restrict Guarantor's right to seek damages from Tenant.

unconditional and independent of those of Tenant under the Lease. Guarantor shall punctually perform their obligations hereunder upon demand by Landlord. This Guaranty shall be binding upon the Guarantor, their respective successors and assigns.

     16. Other Guarantor. This Guaranty shall remain in full force and effect, notwithstanding that other guarantors from time to time may guarantee or otherwise become responsible for the performance of any of the terms, covenants and conditions of the Lease.

     17. Right of Set-Off. In enforcing this Guaranty, Landlord reserves the right to set-off any claims or rights Guarantor may have against Landlord, whether or not such claims or rights arise out of Lease or otherwise. Failure of Landlord to so set-off shall not constitute a waiver of any future rights of set-off that Landlord may exercise.

     18. Rights Cumulative. All rights of Landlord under this Guaranty are cumulative and are in addition to any other rights which Landlord may otherwise have.

     19. Provisions Severable. The provisions of this Guaranty are severable, and if any provision herein in invalid, the balance of this Guaranty shall remain in force and effect to the fullest extent permitted by law.

     20. Condemnation. In the event that the Premises, for any reason, are condemned by a public entity, Guarantor shall have rights or claims to any condemnation awards recovered by Landlord or Tenant therefrom.

     21. Estoppel Certificate. Upon reasonable request and notice from Landlord, Guarantor shall deliver to Landlord and to any prospective purchaser, mortgagee and/or beneficiary under a deed of trust, or other lender designated by Landlord, an estopped certificate, executed and acknowledged by Guarantor, to the effect that this Guaranty is in full force and effect and has not been amended or terminated. Guarantor shall also certify such other matters relating to the Lease, the Premises or this Guaranty as may be reasonably requested by a lender making a loan to Landlord or a purchase of the Premises from Landlord.

     22. Bankruptcy of Tenant. This Guaranty shall remain and continue in full force and effect, notwithstanding: (i) the commencement or continuation of any case, action, or proceeding by, against or concerning Tenant, under any federal or state bankruptcy, insolvency, or other debtor's relief law, including, without limitation: (x) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11 or 13 of such Title or under any other Chapter, or (y) a case, action or proceeding seeking Tenant's financial reorganization or an arrangement with any of Tenant's creditors; (ii) the voluntary appointment of a receiver, trustee, keeper or other person who takes possession of substantially all of Tenant's assets or on any asset used in Tenant's business on the Premises, regardless of whether such appointment occurs as result of


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

insolvency or other cause; or (iii) the execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors.

     23. No Condition Precedent. This Guaranty shall not be subject to any condition precedent to the effectiveness hereof.

     24. Attorney's Fees. In the event any action or proceeding should be commenced by Landlord against Guarantor to enforce any of the terms, covenants or conditions of this Guaranty, Landlord shall be entitled to recover from Guarantor hereunder, in any such action or proceeding in which it shall prevail, all reasonable attorneys' fees, costs and expenses.

     25. Notice Provision. Any notice to be delivered hereunder shall be in writing and shall be deemed delivered upon personal service or upon seventy-two
(72) hours after deposited in the U.S. Postal Service, postage prepaid, registered or certified, return receipt requested, addressed as follows:

     Precision Echo, Inc.
     3105 Patrick Henry Drive
     Santa Clara, California 95054

     26. Modifications in Writing. This Guaranty may not be changed, waived, discharged or terminated orally or by course of conduct, but rather only by an instrument in writing signed by the party against whom enforcement of the charge, waiver, discharge or termination in sought.

     27. Choice of Law. The parties agree that the terms of the Lease and this Guaranty of Lease were negotiated in the County of Santa Clara, State of California. This Guaranty of Lease shall be governed by and construed in accordance with the laws of the State of California. Guarantor hereby submits to the legal jurisdiction of the State of California and to the service of process of any court of the State of California. The parties agree that all disputes shall be determined by resort to the courts of California of competent jurisdiction, with venue in Santa Clara County.

     28. Descriptive Headings. Descriptive headings are for reference purposes only and shall not affect any meaning, construction or interpretation of this Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this agreement as of 7/28/95, 1995.



GUARANTOR: Precision Echo, Inc.

          (sig)                              VP Finance
By:_____________________________ Its:_____________________________



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

                        EXHIBIT "D"-Permitted Chemicals




                              To include the list
                             submitted to Sobrato
                                      SKC




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